Exhibit 99.1

PRESS RELEASE	Sean Collins
817-967-1577
mediarelations@aa.com

FOR RELEASE: Wednesday, June 26, 2013

AMERICAN AIRLINES ANNOUNCES CASH TENDER OFFERS FOR ITS 8.625% CLASS A PASS THROUGH CERTIFICATES, SERIES 2011-2, 10.375% CLASS A PASS THROUGH CERTIFICATES, SERIES 2009-1, AND ITS 13.0% 2009-2 SECURED NOTES DUE 2016

NEW YORK – American Airlines, Inc. (American), the principal operating subsidiary of AMR Corporation, today announced it has commenced tender offers to purchase for cash any and all of its 8.625% Class A Pass Through Certificates, Series 2011-2 (2011-2 Certificates), its 10.375% Class A Pass Through Certificates, Series 2009-1 (2009-1 Certificates), and its 13.0% 2009-2 Secured Notes due 2016 (2009-2 Notes and, together with the 2011-2 Certificates and the 2009-1 Certificates, collectively, “Securities”). The offers are made pursuant to and are subject to the terms and conditions described in the Offer to Purchase dated as of the date hereof (Offer to Purchase) and related Letter of Transmittal.

The Securities and other information related to the tender offers are described below. These descriptions summarize information contained in the Offer to Purchase and the related Letter of Transmittal, which holders of Securities should read carefully and in their entirety before deciding whether to tender.

CUSIP Number	Title of Security	Original Aggregate Face/Principal Amount	Current Aggregate Pool Balance/Principal Amount Outstanding(1)	Tender Offer Consideration (2)	Early Tender Payment(2) (3)	Total Consideration (2)	Majority Instruction Fee(4)	Total Consideration + Majority Instruction Fee
02377VAA0	8.625% Class A Pass Through Certificates, Series 2011-2	$725,694,000	$660,371,609	$1,000	$65	$1,065	$5	$1,070
023763AA3	10.375% Class A Pass Through Certificates, Series 2009-1	$520,110,000	$425,148,840	$1,000	$65	$1,065	$5	$1,070
023771R75	13.0% 2009-2 Secured Notes due 2016	$276,400,000	$159,036,999	$1,000	$65	$1,065	$5	$1,070

(1)	As of the date hereof. Reflects principal repayments or distributions, as the case may be, made prior to the date hereof on each class of Securities but does not reflect any scheduled repayments after the date hereof. Prior to the expiration date, principal repayments or distributions are expected to be made on July 2, 2013 and August 1, 2013 with respect to the pool balance of the 2009-1 Certificates and the outstanding principal amount of the 2009-2 Notes, respectively. Payment with respect to Securities accepted for purchase pursuant to an offer will be made, however, only on outstanding pool balances or principal amounts (as applicable) of the Securities as of the applicable settlement date.
(2)	Per $1,000 outstanding pool balance or principal amount of Securities tendered and accepted for purchase.
(3)	Included in applicable total consideration; not included in applicable tender offer consideration.
(4)	Per $1,000 outstanding pool balance or principal amount of Securities tendered and accepted for purchase. Payable only with respect to any class of Securities for which American receives, and accepts for purchase, valid tenders (that are not validly withdrawn) for more than 50% of the outstanding pool balance or principal amount (as applicable) of such class as of the applicable expiration date.

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Assuming American completes the offers for such Securities on terms and conditions acceptable to American, American currently expects to repay all Securities outstanding after the settlement of the applicable tender offer at a repayment price equal to 100% of the outstanding pool balance or principal amount (as applicable) of these Securities, together with accrued and unpaid interest thereon, which price is less than the applicable total consideration that holders who tender their Securities prior to the applicable early tender date will be entitled to receive if their Securities are accepted for purchase pursuant to the offers.

The tender offers expire at 5:00 p.m., EDT, on Aug. 2, 2013, unless extended or earlier terminated. Holders of Securities must validly tender and not validly withdraw their Securities by 5:00 p.m., EDT, on July 10, 2013 (unless extended) to be eligible to receive the applicable total consideration, which includes an early tender payment of $65 per $1,000 outstanding pool balance or principal amount (as applicable) of any Securities accepted for purchase. Holders of Securities who validly tender their Securities after 5:00 p.m., EDT, on July 10, 2013 (unless extended) but at or before the applicable expiration date will be eligible to receive only the applicable total consideration minus the applicable early tender payment. Tenders of the Securities may be withdrawn at any time prior to 5:00 p.m., EDT, on July 10, 2013 (unless extended), but may not be withdrawn thereafter unless required by applicable law. With respect to any class of Securities for which American receives, and accepts for purchase, valid tenders (that are not validly withdrawn) for more than 50% of the outstanding pool balance or principal amount (as applicable) of such class as of the applicable expiration date, each holder who validly tenders (and does not validly withdraw) its Securities of such class will receive a majority instruction fee of $5 for each $1,000 outstanding pool balance or principal amount (as applicable) of such Securities.

Holders who validly tender and do not validly withdraw their Securities and whose Securities are accepted for purchase in the applicable offer also will be paid accrued and unpaid interest at the applicable stated interest rate (i.e., 8.625%, 10.375% and 13.0% for the 2011-2 Certificates, the 2009-1 Certificates and the 2009-2 Notes, respectively) from and including the last interest payment date of the applicable Securities to, but excluding, the applicable settlement date.

American’s obligation in connection with any offer to accept for purchase, and to pay for, any Securities that are validly tendered and not validly withdrawn pursuant to an offer is subject to and conditioned upon, among other things, the satisfaction or where applicable, its waiver or amendment, in each case as determined by American in its sole discretion, of the following conditions: (1) approval from the United States Bankruptcy Court for the Southern District of New York for the offers shall not have been stayed, reversed, modified or vacated; (2) holders of at least 40% of the aggregate outstanding pool balance or principal amount (as applicable) of the Securities, as of the applicable expiration date, on a combined basis shall have validly tendered and not validly withdrawn such Securities prior to the applicable expiration date; (3) the U.S. Court of Appeals for the Second Circuit shall not have issued any decision, judgment, or other order in U.S. Bank Trust National Association, et al. v. American Airlines, et al., Nos. 13-1204, 13-1207, 13-1208 prior to the time at which American enters into a binding commitment for the issuance of new debt financing; (4) American shall have issued new debt financing subsequent to the date hereof in an amount, and on terms and conditions, satisfactory to

American in its sole and absolute discretion; and (5) certain general conditions, as further described in the Offer to Purchase. Each offer can be modified or terminated without affecting the terms or conditions of any other offer.

The Offer to Purchase and related Letter of Transmittal also address certain U.S. federal income tax considerations. Holders of Securities should seek their own advice based on their particular circumstances from an independent tax advisor.

American has retained Deutsche Bank Securities Inc. and Morgan Stanley & Co. LLC to serve as the Dealer Managers for the tender offers. American also has retained D.F. King & Co., Inc. to serve as the Tender Agent and Information Agent. Copies of the Offer to Purchase and Letter of Transmittal can be obtained by contacting the Information Agent at (800) 290-6429. Questions regarding the tender offers should be directed to Deutsche Bank Securities Inc. at (866) 627-0391 (toll-free) or (212) 250-2955 (collect) and Morgan Stanley & Co. LLC at (800) 624-1808 (toll-free) or (212) 761-1057 (collect). You may also contact your broker, dealer, commercial bank or trust company or other nominee for assistance concerning the offers.

This press release is not a tender offer to purchase or a solicitation of acceptance of a tender offer, which may be made only pursuant to the terms of the Offer to Purchase and the Letter of Transmittal. In any jurisdiction where the laws require the tender offers to be made by a licensed broker or dealer, the tender offers will be deemed made on behalf of American by Deutsche Bank Securities Inc. and Morgan Stanley & Co. LLC, or one or more registered brokers or dealers under the laws of such jurisdiction. The tender offers are not being made in any jurisdiction in which the making or acceptance thereof would not be in compliance with the securities, blue sky, or other laws of such jurisdiction.

Statements in this release contain forward-looking statements which constitute American’s expectations or beliefs concerning future events. These forward-looking statements are subject to a number of factors that could cause actual results to differ from our expectations, including but not limited to, those described under “Certain Significant Consequences to Holders” in the Offer to Purchase and other factors described in American’s filings with the Securities and Exchange Commission, including American’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2013, filed on April 18, 2013, as amended by Amendment No. 1 to the Quarterly Report on Form 10-Q/A, filed on June 7, 2013, and its Annual Report on Form 10-K for the year ended Dec. 31, 2012, filed on Feb. 20, 2013, as amended by Amendment No. 1 to the Annual Report on Form 10-K/A for the year ended Dec. 31, 2012, filed on April 16, 2013. Except to the extent required by law, American undertakes no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

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